                                                                  Exhibit 4(f)


THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SHARES THAT MAY BE ISSUED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

THIS WARRANT IS SUBJECT TO REPURCHASE AS PROVIDED IN AND PURSUANT TO THE TERMS OF SECTION 2.3(d) OF THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE CORPORATION, THE HOLDER AND THE OTHER PARTIES NAMED THEREIN.


                           REGENT COMMUNICATIONS, INC.

           Warrant for the Purchase of 650,000 Shares of Common Stock
           ----------------------------------------------------------

                               Dated June 15, 1998


         FOR VALUE RECEIVED, REGENT COMMUNICATIONS, INC. (the "Corporation"), a Delaware corporation, hereby certifies that WALLER-SUTTON MEDIA PARTNERS, L.P., a Delaware limited partnership, or its assignee ("Holder") is entitled to purchase from the Corporation from and after the date hereof and on or before the tenth anniversary of the date hereof (the "Termination Date"), 650,000 fully paid and non-assessable shares of the common stock of the Corporation, par value $.01 per share ("Common Stock"), at a price of $5.00 per share. Hereinafter, (i) said Common Stock together with any other equity securities which may be issued by the Corporation in addition thereto or in substitution therefor, is referred to as "Common Stock," (ii) the shares of Common Stock purchasable hereunder are referred to as the "Warrant Shares," and (iii) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price." The Per Share Warrant Price and the aggregate number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         1. EXERCISE OF WARRANT. (a) Subject to the provisions of this Warrant, this Warrant may be exercised by the Holder in whole or in part (but unless this Warrant is being exercised in full, only for whole shares of Common Stock) at any time or from time to time, but not later than 5:00 p.m. Eastern Daylight Time, on the Termination Date, by presentation and surrender thereof at the principal office of the Corporation with the subscription form at the end hereof duly executed and

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either (i) accompanied by payment of the Per Share Warrant Price for the number of shares specified in such form, with payment made in cash, or by certified check or bank cashier's check payable to the order of the Corporation, or (ii) in the manner set forth in Section 1(b) below.

            (b) If the Current Market Price shall be greater than the Per Share Warrant Price, then the Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Corporation at its address set forth and pursuant to Section 10, a written notice of such Holder's election to exercise all or a portion of this Warrant on a "cashless" basis, which notice shall specify the total number of shares of Common Stock as to which this Warrant is being exercised on a "cashless" basis (the "Aggregate Net Exercise Number"). Such notice shall also specify as to the Aggregate Net Exercise Number, the portion thereof which represents the shares of Common Stock to be delivered to such Holder and the portion thereof which represents the shares of Common Stock with respect to which the Warrant is being surrendered in payment of the aggregate exercise price for the shares of Common Stock to be delivered to the Holder. For purposes of this Section 1(b), each share of Common Stock as to which this Warrant is surrendered shall be attributed a value equal to (x) the Current Market Price per share of Common Stock as of the date of the written notice from the Holder referred to above, minus (y) the then Per Share Warrant Price.

                Notwithstanding anything to the contrary contained in this Warrant, if as of the Termination Date, the Per Share Warrant Price shall be less than the then Current Market Price, then this Warrant shall be deemed exercised pursuant to this Section 1(b) as of the Termination Date without further action on the part of the Holder, notwithstanding that such Holder did not deliver notice of exercise, as provided for in this Section 1.

            (c) As used herein the term "Current Market Price" per share of Common Stock, as of any date of determination thereof, shall be deemed to be the price determined as follows:

                (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for twenty (20) trading days preceding such date. The market price for each such trading day shall be, if the Common Stock is traded on a national securities exchange or on the National Association of Securities Dealers' National Market System, the closing or final sales price for such trading day, and if the Common Stock is otherwise traded in the over-the-counter market, the average of its closing bid and asked prices on the preceding day for such trading.

                (ii) If the Current Market Price per share of Common Stock cannot be ascertained by the method set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value of the Common Stock by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price). The



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Appraised Value of the Common Stock shall be determined by either (a) the majority decision of the Corporation's Board of Directors, including the Holder's representatives to the Board of Directors voting in favor thereof, or
(b) if no such majority decision of the Board of Directors is reached, by an investment bank or other financial institution with experience in the appraisal of or investment in radio station properties in the United States (an "Appraiser") selected by the Board of Directors and reasonably acceptable to the members of the Board of Directors nominated to serve by holders of the outstanding shares of the Corporation's 10% Series F Convertible Preferred Stock, voting separately as a class, pursuant to the provisions of Article FOURTH, Paragraph I, Section 11, of the Corporation's Amended and Restated Certificate of Incorporation (the "Series F Directors"). If such Appraiser is not reasonably acceptable to the Series F Directors, then such Appraiser shall be selected by the President of the American Arbitration Association, New York City office, upon the request of any director of the Corporation.

            (d) If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder (or its designee designated in the Assignment Form annexed hereto) to purchase the balance of the shares purchasable hereunder. Upon receipt by the Corporation of this Warrant, in proper form for exercise, accompanied by payment of the Per Share Warrant Price for the number of shares specified in such form (or upon receipt of the election specified in Section 1(b) above), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise (effective as of the close of business on such date), notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         2. RESERVATION OF WARRANT SHARES. The Corporation will at all times reserve and keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of Common Stock and Other Securities (as defined below) receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

         3. FULLY PAID STOCK; TAXES. The Corporation agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares or Other Securities delivered on the exercise of this Warrant and payment of the Per Share Warrant Price shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable. The Corporation further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issue of this Warrant and/or any Warrant Share or certificates therefor but excluding any federal, state or local taxes based on the income of the Holder.

         4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise of this Warrant in full, the Company shall pay to the Holder (or its designee designated in the Assignment Form annexed hereto) an amount in cash equal to the fair value of such fractional


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share (determined in such manner as the Board of Directors of the Corporation shall reasonably determine).

         5. ADJUSTMENTS TO THE PER SHARE WARRANT PRICE AND NUMBER OF WARRANT SHARES. (a) If after the date hereof shares of Common Stock are issued as a dividend or other distribution on Common Stock, the Per Share Warrant Price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the stockholders entitled to receive such dividend or other distribution shall be decreased to the Per Share Warrant Price determined by multiplying said Per Share Warrant Price so in effect by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock issued and outstanding and the number of shares of Common Stock then issuable upon conversion of preferred stock of the Corporation issued and outstanding (the "Conversion Shares"), all at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding (including the Conversion Shares) at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, and the aggregate number of Warrant Shares shall be increased proportionately. Such decrease to the Per Share Warrant Price and such increase to the aggregate number of Warrant Shares shall become effective immediately after the opening of business on the business day next succeeding the date fixed for such determination.

            (b) If after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the Per Share Warrant Price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to the Per Share Warrant Price determined by multiplying said Per Share Warrant Price so in effect by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock issued and outstanding and the number of Conversion Shares, all immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of such shares outstanding (including the Conversion Shares) at the opening of business on the business day succeeding the day upon which such subdivision or combination becomes effective. In the event of a decrease to the Per Share Warrant Price, the aggregate number of Warrant Shares hereunder shall be increased proportionately, and in the event of an increase to the Per Share Warrant Price, the aggregate number of Warrant Shares hereunder shall be decreased proportionately.

            (c) If after the date hereof the Corporation shall distribute to all or substantially all holders of Common Stock either (i) any cash dividends (excluding ordinary cash dividends paid out of earnings and profits) or (ii) any evidences of indebtedness, assets or any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation (any of which are referred to herein as "Other Securities"), then and in any such case the Corporation shall either distribute such dividends or Other Securities to the Holder of this Warrant or reserve for the benefit of the Holder of this Warrant, such amount of such dividends or Other Securities as the Holder of this Warrant would have owned or been entitled to receive


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immediately following such action had this Warrant been exercised for shares of
Common Stock prior thereto. In addition, the Corporation shall either distribute to, or reserve for the benefit of, the Holder of this Warrant any principal, interest, dividends or other property payable with respect to such dividends or Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when this Warrant is exercised, the Holder shall be entitled to receive from the Corporation such Holder's share of such dividends or Other Securities together with the principal, interest, dividends or other property payable with respect thereto.

            (d) Upon any adjustment to the Per Share Warrant Price, then, and in each such case, the Corporation will promptly obtain a certificate from a firm of independent public accountants of recognized standing selected by its Board of Directors (who may be the regular auditors of the Corporation) setting forth the adjusted Per Share Warrant Price, the related adjustment to the aggregate number of Warrant Shares and a brief statement of the facts accounting for such adjustment and will cause a brief summary thereof to be mailed to the Holder of this Warrant.

            (e) In case of any reclassification of Common Stock of the Corporation, other than a subdivision or combination of the outstanding Common Stock, or of any consolidation or merger to which the Corporation or any subsidiary of the Corporation is a party and for which approval of shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation, or of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall cause to be mailed to the Holder of this Warrant, at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            (f) If, on or prior to the Termination Date, the Corporation shall consolidate with or merge into another corporation, or another corporation shall merge into the Corporation in a merger in which shares of Common Stock are converted into a right to receive cash, property or other securities, or the Corporation shall sell or transfer all or substantially all of the assets of the Corporation, the Corporation shall take such action so that the Holder of this Warrant will thereafter receive upon the exercise hereof the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Warrant would have been entitled to receive upon such consolidation, merger, sale or transfer if such Warrant had been exercised in full immediately prior to such transaction.

            (g) All calculations under this Section 5 shall be made to the nearest one-hundredth of a cent or to the nearest one thousandth of a share, as the case may be. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Per Share Warrant Price, provided, however, that any adjustments which by reason of


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this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (h) If at any time, as a result of an adjustment made pursuant to paragraph (c) above, the Holder shall become entitled to purchase any Other Securities, thereafter the number of such Other Securities purchasable upon exercise of this Warrant and the price of the Other Securities shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to this Warrant contained in paragraphs (a) through (g), inclusive above.

            (i) Upon the expiration of any rights, options, warrants or conversion of exchange privileges which caused an adjustment to the Per Share Warrant Price to be made, if any thereof shall not have been exercised, the Per Share Warrant Price shall, upon such expiration, be readjusted as if (i) the only shares of Common Stock so issued were the shares of Common Stock actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges, if any, and (ii) any such shares of Common Stock were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges, whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the Per Share Warrant Price by an amount in excess of the amount of any adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrant, or conversion or exchange privileges.

            (j) Upon any exercise of this Warrant at a time when there are dividends or distributions declared but unpaid (whether as to Common Stock or Other Securities or other property payable with respect hereto) and as to which the dividend date or other date fixed for payment has passed, then (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the exercise of this Warrant, and
(ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Per Share Warrant Price shall be further adjusted by increasing the number of shares of Common Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Common Stock or Other Securities to be issued upon exercise of this Warrant.

         6. REPURCHASE RIGHT. Until June 15, 2001, or, if earlier, until such time as the obligation to purchase Additional Shares set forth in Section 2.1 of that Stock Purchase Agreement, dated as of the date hereof, among the Corporation, the Holder and the other parties named therein (the "Purchase Agreement"), has been satisfied or terminated, this Warrant and the Warrant Shares will be subject to and may be repurchased as provided in Section 2.3 of the Purchase Agreement in the event the Holder becomes a Defaulting Purchaser (as defined in the Purchase Agreement). This Warrant and any Warrant Shares issued on exercise hereof shall bear an appropriate legend indicating that they are subject to such repurchase. At the request of the Holder, and after such time as the obligation to purchase Additional Shares has been satisfied or terminated, such legend may be


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removed and Section 2.3 of the Purchase Agreement shall no longer be of any force or effect on this Warrant or Warrant Shares.

         7. LIMITED TRANSFERABILITY. (a) This Warrant and the Warrant Shares have not been registered under the Act and may be transferred only (1) subject to the provisions of Section 6, (i) pursuant to an exemption from registration under the Act and in compliance with applicable state securities laws, or (ii) to either an entity that is a direct or indirect partner of the Holder, or any entity that is a direct or indirect member of a Holder that is a limited liability company, or to an entity wholly owned by the Holder, or to an entity directly or indirectly controlling, controlled by or under common control with any such entities, (iii) pursuant to applicable laws of descent and distribution to a spouse, children, parents or siblings (or the respective executors, administrators, conservators, guardians or custodians during the minority of such persons) ("Immediate Family") or during the Holder's lifetime to such Holder's spouse, adult children or to a trust for the benefit of the Holder's Immediate Family, or (2) pursuant to or in connection with a Qualified Public Offering (as defined in the Purchase Agreement), or (3) pursuant to the exercise of registration rights granted by the Corporation, or (4) following a Qualified Public Offering, pursuant to Rule 144 of the Act. This Warrant may not be transferred if such transfer would require any registration or qualification under or cause the loss of exemption from registration or qualification under, such Act or any applicable state securities law with respect to the Warrants or the Warrant Shares. This Warrant and any Warrant Shares shall bear an appropriate legend with respect to such restrictions on transfer indicated in
(1) and (2) above and with respect to the provisions of Section 6. This Warrant is transferable only upon the books which the Corporation shall cause to be maintained for such purpose. Any assignment or transfer may be made by surrendering this Warrant to the Corporation together with the attached assignment form properly executed by the assignor or transferor. Upon such surrender the Corporation will execute and deliver, in the case of an assignment or transfer in whole, a new Warrant in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new Warrant in the name of the assignee or transferee named in such instrument of assignment or transfer and a new Warrant in the name of the assignor or transferor covering the number of Warrant Shares in respect of which this Warrant shall not be assigned or transferred to the assignee or transferee.

             (b) The Corporation may treat the registered holder of this Warrant as it appears on its books any time as the Holder and the owner of this Warrant for all purposes. The Corporation shall permit the Holder of this Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the Holders of Warrants. All Warrants will be dated the same date as this Warrant.

         8. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity in form and amount reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Corporation's reasonable incidental expenses, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.



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

         9. WARRANT HOLDER NOT A STOCKHOLDER. This Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Corporation, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         10. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is either sent by Federal Express or similar overnight courier of national reputation, or is mailed by first-class mail, postage prepaid, addressed to:

             (a) the Corporation at 50 East River Center Blvd., Suite 180, Covington, KY 41011, or such other address as the Corporation has designated in writing to the Holder, or

             (b) the Holder at the address shown on Schedule I hereto.

         11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience, and shall not affect the construction hereof.

         12. AMENDMENTS. This Warrant may be amended only by written agreement of the Corporation and the Holder.

         13. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed therein.


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         IN WITNESS THEREOF, REGENT COMMUNICATIONS, INC. has executed this
Warrant as of the date set forth on the first page hereof.

                                        REGENT COMMUNICATIONS, INC.


                                        By:
                                           ------------------------------------
                                             President












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                                  SUBSCRIPTION
                                  ------------


         The undersigned, _________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _________________ shares of Common Stock of REGENT COMMUNICATIONS, INC. covered by said Warrant and makes payment therefor in full at the price per share provided by said Warrant.

Dated:
       ---------------

                                        ----------------------------------------
                                        Signature


                                        Address:
                                                --------------------------------






                           --------------------------



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto ________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ______________________________, attorney, to transfer said Warrant on the books of REGENT COMMUNICATIONS, INC., which hereby agrees to be bound by the terms of the Warrant as defined therein.

Dated:
       ---------------

                                        ----------------------------------------
                                        Signature


                                        Address:
                                                --------------------------------











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